TAX SEPARATION AGREEMENT

                                 by and between

                               TMP Worldwide Inc.
                       on behalf of itself and the members
                           of the TMP Worldwide Group
                                       and

                           Hudson Highland Group, Inc.
                       on behalf of itself and the members
                          of the Hudson Highland Group


                           Dated as of March 31, 2003




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                                TABLE OF CONTENTS


 1.  DEFINITIONS...............................................................1
 2.  ADMINISTRATIVE AND COMPLIANCE MATTERS.....................................7
     2(a) Sole Tax Sharing Agreement...........................................7
     2(b) Designation of Agent.................................................7
     2(c) Pre-Spin-Off Period Tax Returns......................................7
          2(c)(i)   Preparation of Income Tax Returns..........................7
          2(c)(ii)  Audits and Refunds.........................................8
          2(c)(iii) Delivery of Tax Packages...................................8
          2(c)(iv)  Restructuring Tax Liability................................8
     2(d) Ratable Allocation...................................................8
     2(e) Non-Income Tax Returns and Post-Spin-Off Period Returns
           of the HHGI Group...................................................8
     2(f) Short-Year Combined State Returns....................................9
 3.  TAX SHARING...............................................................9
     3(a) General..............................................................9
     3(b) Prior Years..........................................................9
     3(c) 2002 and 2003 Short-Year.............................................9
     3(d) Final Determination..................................................9
     3(e) Carrybacks and Certain Other Matters................................10
     3(f) Treatment of Adjustments and Payments...............................10
     3(g) Deductions and Certain Taxes Related to Options.....................11
 4.  CERTAIN REPRESENTATIONS AND COVENANTS....................................12
     4(a) HHGI Representations................................................12
     4(b) HHGI Covenants......................................................13
     4(c) TMP Representations.................................................14
 5.  INDEMNITIES..............................................................14
     5(a) HHGI Indemnity......................................................14
     5(b) TMP Indemnity.......................................................15
     5(c) Discharge of Indemnity..............................................16
     5(d) Tax Benefits........................................................17
 6.  PERFORMANCE..............................................................17
 7.  COMMUNICATION AND COOPERATION............................................18
     7(a) Consult and Cooperate...............................................18
     7(b) Provide Information.................................................18
     7(c) Tax Attribute Matters...............................................18
 8.  AUDITS AND CONTEST.......................................................18
 9.  PAYMENTS.................................................................19
10.  NOTICES..................................................................19
11.  COSTS AND EXPENSES.......................................................20
12.  EFFECTIVENESS; TERMINATION AND SURVIVAL..................................20
13.  SECTION HEADINGS.........................................................21


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                                TABLE OF CONTENTS
                                   (Continued)


14.  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.................................21
     14(a)  Entire Agreement..................................................21
     14(b)  Amendments and Waivers............................................21
15.  GOVERNING LAW AND INTERPRETATION.........................................21
16.  DISPUTE RESOLUTION.......................................................21
17.  COUNTERPARTS.............................................................21
18.  ASSIGNMENTS; THIRD PARTY BENEFICIARIES...................................21
19.  SEVERABILITY.............................................................22
20.  SETOFF...................................................................22
21.  FURTHER ASSURANCES.......................................................22
22.  AUTHORIZATION, ETC.......................................................22




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                            TAX SEPARATION AGREEMENT


     This Agreement is entered into as of the 31st day of March, 2003 between TMP Worldwide Inc. ("TMP"), a Delaware corporation, on behalf of itself and the members of the TMP Group, and Hudson Highland Group, Inc. ("HHGI"), a Delaware corporation, on behalf of itself and the members of the HHGI Group.

                              W I T N E S S E T H:

     WHEREAS, pursuant to the tax laws of various jurisdictions, certain members of the HHGI Group, as defined below, will file certain tax returns on an affiliated, consolidated, combined, unitary, fiscal unity or other group basis (including as permitted by Section 1501 of the Internal Revenue Code of 1986, as amended (the "Code")) with certain members of the TMP Group, for taxable periods beginning prior to the Spin-off, as defined below;

     WHEREAS, TMP and HHGI intend to enter into a Distribution Agreement and Ancillary Agreements providing for the consolidation of the assets and operations of all the "Executive Search" and "eResourcing" businesses owned by TMP and its subsidiaries and affiliates into HHGI and its subsidiaries and affiliates;

     WHEREAS, TMP intends to distribute all of the shares of HHGI to its shareholders (the "Spin-off"); and

     WHEREAS, TMP and HHGI desire to set forth their agreement on the rights and obligations of TMP, HHGI and the members of the TMP Group and the HHGI Group, respectively, with respect to the handling and allocation of federal, state, local and foreign Taxes incurred in Taxable periods beginning prior to the Spin-off Date, as defined below, Taxes resulting from the Restructuring, as defined below, and various other Tax matters.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

     1.   DEFINITIONS

          (a)  As used in this Agreement:

          "2003 Short Year" shall mean the short taxable year beginning on the first day of HHGI's first taxable period in 2003 and ending on the Spin-off Date.

          "Affiliate" of any Person shall mean (i) any individual, corporation, partnership or other entity directly or indirectly owning more than 50 percent (by vote or value) of,


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     owned more than 50 percent (by vote or value) by, or under more than 50 percent (by vote or value) common ownership with, such Person, and (ii) any entity that is entitled to the benefit of any Tax Asset of such Person under applicable law, any entity with any Tax Asset to which such Person is entitled to the benefit of under applicable law, or any entity which is entitled or required to transfer or assign income, revenues, receipts, or gains to such Person under applicable law.

          "After-Tax Amount" shall mean an additional amount necessary to reflect the hypothetical Tax consequences of the receipt or accrual of any payment, using the maximum statutory rate (or rates, in the case of an item that affects more than one Tax) applicable to the recipient of such payment for the relevant year, reflecting for example, the effect of the deductions available for interest paid or accrued and for Taxes such as state and local income Taxes.

          "Ancillary Agreement" shall have the meaning assigned to it in the Distribution Agreement.

          "Consolidated Group" shall mean the HHGI Group, the TMP Group and the TMP Consolidated Group.

          "Distribution Agreement" shall mean the Distribution Agreement, dated as of the date hereof, between TMP and HHGI.

          "Executive Search Business" shall mean any business activity associated with counseling and assisting companies worldwide in the recruitment of high-level executives, normally vice-president and above, including CEOs, COOs, CFOs and board members, as well as operations and staff positions, as determined by the TMP Vice President - Taxes, in accordance with past practices.

          "eResourcing Business" shall mean any business activity associated with assisting companies around the world in finding suitable employees in the mid-market selection and temporary contracting industry, excluding any business activity associated with the selection process through the use of interactive media and on-line databases, as determined by the TMP Vice President - Taxes, in accordance with past practices.

          "Federal Tax" shall mean any Tax imposed under the Code and any related penalty imposed under Subtitle F of the Code.

          "Final Determination" shall mean (i) with respect to Federal Taxes,
     (A) a "determination" as defined in Section 1313(a) of the Code, or (B) the date of acceptance by or on behalf of the IRS of Form 870-AD (or any successor form thereto), as a final resolution of Tax liability for any Taxable period, except that a Form 870-AD (or successor form thereto) that reserves the right of the taxpayer to file a claim for refund or the right of the IRS to assert a further deficiency shall not constitute a Final Determination with respect to the item or items so reserved; (ii) with respect to Taxes other than Federal Taxes, any final determination of liability in respect of a Tax that,


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

     under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise; (iii) with respect to any Tax, any final disposition by reason of the expiration of the applicable statute of limitations or applicable foreign equivalent; or (iv) with respect to any Tax, the payment of Tax by TMP, HHGI, or any member of the TMP Group or the HHGI Group, whichever is responsible for payment of such Tax under applicable law, with respect to any item disallowed or adjusted by a Taxing Authority, provided that the provisions of Section 9 hereof have been complied with, or, if such section is inapplicable, that the party responsible under the terms of this Agreement for such Tax is notified by the party paying such Tax that it has determined that no action should be taken to recoup such disallowed item, and the other party agrees with such determination.

          "HHGI Group" shall mean HHGI and its Affiliates immediately after the Spin-off Date, including any predecessors thereto; PROVIDED, HOWEVER, that for purposes of determining whether an entity is a member of the HHGI Group, a transfer of beneficial ownership of an entity shall be treated as a transfer of title, regardless of whether title has actually passed; PROVIDED FURTHER, that to the extent that TMP or an Affiliate of any member of the TMP Consolidated Group conducted at least one Executive Search Business or eResourcing Business and at least one Non-Executive Search/eResourcing Business, each Executive Search Business and/or eResourcing Business, as applicable, shall be treated for purposes of this Agreement as a separate corporation that is a member of the HHGI Group, unless such Executive Search Business and/or eResourcing Business, as applicable, continues to be conducted by an Affiliate of any member of the TMP Group immediately after the Spin-off Date and each Non-Executive Search/eResourcing Business shall be treated for purposes of this Agreement as a separate corporation that is a member of the TMP Group; PROVIDED FURTHER, that if with respect to any Pre-Spin-off Period any Affiliate of any member of the TMP Group was involved solely in the conduct of an Executive Search Business or eResourcing Business, such member shall be treated as a member of the HHGI Group for such Pre-Spin-off Period, unless such Executive Search Business or eResourcing Business, as applicable, continues to be conducted by an Affiliate of any member of the TMP Group immediately after the Spin-off Date; and PROVIDED FURTHER, that if with respect to any Pre-Spin-off Period any Affiliate of any member of the HHGI Group was not involved in the conduct of an Executive Search Business or eResourcing Business, such member shall not be treated as a member of the HHGI Group for such Pre-Spin-off Period. Notwithstanding anything to the contrary herein, the HHGI Group shall include any entity (and any Affiliate thereof) that is sold by TMP or any member of the TMP Group to HHGI or any member of the HHGI Group prior to the Spin-off Date in connection with the Restructuring.

          "HHGI Tax Liability" shall mean, with respect to any Taxable period and subject to Sections 3(e)(ii)-(iv), the HHGI Group's Tax liability for such Taxable period, computed as if the relevant members of the HHGI Group were not and never were part of the TMP Consolidated Group, but rather were a separate affiliated group of corporations filing a similar group Return (PROVIDED, HOWEVER, that transactions with any member of the TMP Group shall not be taken into account until the first Taxable period


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     in which such transaction is required to be taken into account for Tax purposes under applicable law). Such computation shall be made (A) without regard to the income, deductions (including net operating loss and capital loss deductions) and credits in any year of any member of the TMP Group, except to the extent that a payment was made to any member of the TMP Group with respect thereto, (B) by taking account of any Tax Asset of the HHGI Group, including net operating loss and capital loss carryforwards and carrybacks and minimum Tax credits from earlier years of the HHGI Group, and with reduction for any such Tax Assets used by any member of the TMP Group, (C) by applying the maximum applicable statutory Tax rate in effect under applicable law during the relevant year, (D) reflecting the positions, elections and accounting methods used by the TMP Consolidated Group in preparing the relevant Return for the TMP Consolidated Group, (E) by not permitting the HHGI Group any compensation deductions attributable to the exercise of options to purchase stock of TMP which are held by employees or former employees of the HHGI Group, and (F) without regard to gain attributable to the recognition by TMP of any excess loss account with respect to the stock of HHGI or by HHGI of any excess loss account with respect to the stock of its subsidiaries, in each case as a result of the Restructuring.

          "IRS" shall mean the Internal Revenue Service.

          "LIBOR" shall be determined on the basis of the offered rates for deposits in U.S. Dollars for a period of 30 days that appear on the Reuters Screen LIBOR Page as of 11:00 a.m., London time. If at least two rates appear on the Reuters Screen LIBOR Page, the rate will be the arithmetic mean of such rates.

          "Non-Executive Search/eResourcing Business" shall mean any business activity other than an Executive Search Business and/or an eResourcing Business.

          "Person" shall have the meaning ascribed to it in Section 7701(a)(1) of the Code.

          "Post-Spin-off Period" shall mean (i) any Taxable period (or portion thereof) beginning after the close of business on the Spin-off Date and
     (ii) with respect to a Taxable period that begins before and ends after the Spin-off Date, the portion of such Taxable period that commences on the day immediately after the Spin-off Date.

          "Pre-Spin-off Period" shall mean (i) any Taxable period ending on or before the close of business on the Spin-off Date and (ii) with respect to a Taxable period that begins before and ends after the Spin-off Date, the portion of such Taxable period ending on and including the Spin-off Date.

          "Prime" shall mean the rate announced from time to time as "prime" as reported in the Wall Street Journal's Money Rates table as its prime rate with respect to the applicable currency.

          "Restructuring" shall mean the Spin-off, all transactions effected by the Spin-off and all transactions occurring in connection with the Spin-off; including, but not limited


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     to, any transaction contemplated by the Distribution Agreement or any
     Ancillary Agreement.

          "Return" shall mean any Tax return, statement, report, form, election, claim or surrender (including estimated Tax returns and reports, extension requests and forms, and information returns and reports) required to be filed with any Taxing Authority.

          "Spin-off" shall mean the distribution of all the HHGI common stock by TMP to its shareholders.

          "Spin-off Date" shall mean the date of closing of the Spin-off.

          "Tax" (and the correlative meaning, "Taxes," "Taxing" and "Taxable") shall mean (A) any net income, gross income, gross receipts, alternative or add-on minimum, sales, use, business and occupation, value-added, trade, goods and services, ad valorem, franchise, profits, license, business royalty, withholding, payroll, employment, capital, excise, transfer, recording, severance, stamp, occupation, premium, property, asset, real estate, acquisition, environmental, custom duty, or other tax, governmental fee or other like assessment or charge of any kind whatsoever, including applicable foreign, together with any interest and any penalty, addition to tax or additional amount imposed by a Taxing Authority; (B) any liability of a member of the TMP Group or the HHGI Group, as the case may be, for the payment of any amounts of the type described in clause (A) for any Taxable period resulting from such member being a part of a Consolidated Group pursuant to the application of Treasury Regulation Section 1.1502-6 or any similar provision applicable under state, local or foreign law; or (C) except as otherwise provided in the Distribution Agreement, any liability of a member of the TMP Group or the HHGI Group for the payment of any amounts described in clause (A) as a result of any express or implied obligation to indemnify any other party.

          "Tax Asset" shall mean any net operating loss, net capital loss, investment Tax credit, foreign Tax credit, target jobs Tax credit, low income housing credit, research and experimentation credit, charitable deduction, or any other loss, credit or Tax attribute, including additions to basis of property and attributes which reduce or offset value-added Tax liability, which could reduce any Tax (domestic or foreign), including, without limitation, deductions, credits, or alternative minimum net operating loss carryforwards related to alternative minimum Taxes.

          "Tax Benefit" shall mean an amount derived with respect to a Tax Asset that is equal to the excess of (A) the amount of Federal Taxes, Foreign Taxes, or State or Local Combined Income Taxes, as the case may be, that would have been payable by the recipient of the Tax Benefit without the use of a Tax Asset (including, but not limited to, a carryback, carryforward, or reattribution of the Tax Asset), over (B) the amount of Federal Taxes, Foreign Taxes or State or Local Combined Income Taxes, as the case may be, actually payable by such recipient. In the case of a tax refund arising out of the use of a Tax Asset, the Tax Benefit shall be equal to the amount of the refund that was actually


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     received over the amount of the refund that would have been received in the absence of such Tax Asset.

          "Tax Item" shall mean any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

          "Tax Packages" shall mean one or more packages of information that are
     (i) reasonably necessary for the purpose of preparing Returns of any Consolidated Group with respect to a Pre-Spin-off Period and (ii) completed in all material respects in accordance with the standards that TMP has established for its subsidiaries with respect to the relevant Pre-Spin-off Period.

          "Tax Proceeding" shall mean any Tax audit, dispute or proceeding (whether administrative or judicial).

          "Taxing Authority" shall mean any governmental authority (domestic or foreign), including, without limitation, any state, municipality, political subdivision or governmental agency, responsible for the imposition of any Tax.

          "TMP Consolidated Group" shall mean with respect to any Taxable period, TMP and its Affiliates (including their predecessors and successors), including those Affiliates comprising the HHGI Group.

          "TMP Group" shall mean, with respect to any Taxable period, TMP and its Affiliates (including their predecessors and successors) other than those Affiliates comprising the HHGI Group.

          "TMP Tax Liability" shall mean, with respect to any Taxable period and subject to Sections 3(e)(ii)-(iv), the TMP Group's Tax liability for such Taxable period, computed as if the relevant members of the TMP Group were not and never were part of the TMP Consolidated Group, but rather were a separate affiliated group of corporations filing a similar group Return (PROVIDED, HOWEVER, that transactions with any member of the HHGI Group shall not be taken into account until the first Taxable period in which such transaction is required to be taken into account for Tax purposes under applicable law). Such computation shall be made (A) without regard to the income, deductions (including net operating loss and capital loss deductions) and credits in any year of any member of the HHGI Group, except to the extent that a Tax Asset of any member of the HHGI Group was used to reduce the TMP Group Tax Liability, (B) by taking account of any Tax Asset of the TMP Group, including net operating loss and capital loss carryforwards and carrybacks and minimum Tax credits from earlier years of the TMP Group, and without reduction for any such Tax Assets used by any member of the HHGI Group, (C) by applying the maximum applicable statutory Tax rate in effect under applicable law during the relevant year, (D) reflecting the positions, elections and accounting methods used by the Consolidated Group in preparing the relevant Return for the Consolidated Group and (E) by taking into account any compensation deductions in accordance with Section 3(g) hereof.

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          "TMP Vice President-Tax" shall include any successor position or title; PROVIDED, HOWEVER, that if such successor position or title does not have responsibility for Tax matters, then the most senior position or title that has responsibility for Tax matters shall be substituted for the TMP Vice President-Tax in this Agreement.

          (b) Any term used in this Agreement which is not defined in this Agreement shall, to the extent the context requires, have the meaning assigned to it in the Code or the applicable Treasury regulations thereunder (as interpreted in administrative pronouncements and judicial decisions) or in comparable provisions of applicable law.


     2.   ADMINISTRATIVE AND COMPLIANCE MATTERS.

          (a) Sole Tax Sharing Agreement. Any and all existing Tax sharing agreements or arrangements, written or unwritten, between any member of the TMP Group and any member of the HHGI Group shall be or shall have been terminated as of the date of this Agreement. As of the date of this Agreement, neither the members of the HHGI Group nor the members of the TMP Group shall have any further rights or liabilities thereunder, and this Agreement shall be the sole Tax sharing agreement between members of the HHGI Group and the members of the TMP Group. Notwithstanding the foregoing, if any such termination is not binding on any Taxing Authority, the HHGI Group shall hold the affected member of the TMP Group harmless against any adverse effect which would have been avoided if such termination had been given effect by such Taxing Authority.

          (b) Designation of Agent. HHGI and each member of the HHGI Group, hereby irrevocably authorize TMP as its agent, coordinator, and administrator, for the purpose of taking any and all actions (including the execution of waivers of applicable statutes of limitation) necessary or incidental to the filing of any Return, any amended Return, or any claim for refund (even where an item or Tax Asset giving rise to an amended Return or refund claim arises in a Post-Spin-off Period), credit or offset of Tax or any other proceedings, and for the purpose of making payments to, or collecting refunds from, any Taxing Authority, in each case relating only to any Pre-Spin-off Period.

          (c)  Pre-Spin-Off Period Returns.

               (i) Preparation of Income Tax Returns. TMP will prepare and file, with the assistance of HHGI Group, all Returns of TMP Consolidated Group and all Separate Income Tax Returns of any member of that group for all Pre-Spin-off Periods. TMP shall have the right with respect to such Returns to determine (A) the manner in which such returns, documents or statements shall be prepared and filed, including, without limitation, the manner in which Tax Items shall be reported; (B) whether any extensions should be requested, and (C) the elections that will be made by any member of TMP Group or HHGI Group.

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               (ii)  Audits and Refunds. With respect to all Returns of TMP
          Consolidated Group and all Separate Income Tax Returns of any member of that group for all Pre-Spin-off Periods, except as otherwise provided in Section 8, TMP shall have the right to (i) contest, compromise or settle any adjustment or deficiency proposed, asserted or assessed as a result of any audit of any Return, (ii) file, prosecute, compromise or settle any claim for refund, (iii) determine whether any refunds to which a Consolidated Group may be entitled shall be received by way of refund or credited against the Tax liability of such Group and (iv) determine whether a deposit will be made with a Taxing Authority to stop the running of interest.

               (iii) Delivery of Tax Packages. With respect to the 2002 and 2003 Tax years, HHGI and the members of the HHGI Group shall prepare and deliver to TMP all Tax Packages no later than 90 days prior to the due date of such Returns taking into account duly filed extensions of time.

               (iv) Restructuring Tax Liability. To the extent that any Return for a Pre-Spin-off Period reflects any transaction effected in connection with the Restructuring, TMP shall have complete discretion in determining the amount of any Tax liability resulting from the Restructuring that will be shown on such Return. For the purpose of exercising such discretion, any such Return that is filed by a member of the HHGI Group shall be submitted by such member of the HHGI Group to TMP (together with any relevant schedules, statements and, to the extent requested by TMP, supporting documentation) at least 45 days prior to the due date (including extensions) of such Return. To the extent necessary to determine the amount of any Tax liability resulting from the Restructuring which will be shown on such Return, TMP shall have the right to review all work papers and procedures used to prepare such Return. If, within 10 business days after delivery of any such Return, TMP objects to the amount of any Tax liability shown on such Return and resulting from the Restructuring, the Return shall be adjusted in the manner TMP deems appropriate and as so adjusted shall be binding upon the parties without further adjustment.

          (d) Ratable Allocation. TMP may, at its option, elect and HHGI will join TMP (if necessary) in electing to ratably allocate items (other than extraordinary items) of the HHGI Group in accordance with relevant provisions of Treasury Regulation Section 1.1502-76. If TMP exercises its option to make the election, each member of the HHGI Group will provide a statement stating its consent to such election as required under the regulations.

          (e) Non-Income Tax Returns and Post-Spin-Off Period Returns of the HHGI Group. HHGI shall be solely responsible for the preparation and filing of (i) Income Tax Returns of the HHGI Group for all Post-Spin-off Periods and the separate Foreign, State and Local Returns of HHGI and any member of the HHGI Group, if any, for all Tax periods that end after the Spin-off Date and (ii) the Returns of HHGI Group for Non-Income Taxes for any tax period.

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

          (f) Short-Year Combined State Returns. TMP and HHGI agree that State or Local Returns in which a member of the HHGI Group files such Return with a member of the TMP Group on a consolidated, combined or unitary basis and which was filed for Tax periods beginning prior to the Spin-off Date, will reflect a short taxable year for HHGI ending on the Spin-off Date in any state or local taxing jurisdiction in which such tax year is allowed by administrative practice, whether or not required by law.


     3.   TAX SHARING.

          (a) General. Any Return filed by TMP or a member of the TMP Group prior to the Spin-off Date that reflected the income, assets or operations of an Executive Search Business or an eResourcing Business shall be treated as required to be filed by the TMP Group and any payment made prior to the Spin-off Date with respect to such Return shall be treated as having been made by the TMP Group. Any Return filed by HHGI or a member of the HHGI Group prior to the Spin-off date that reflected the income, assets or operations of a Non-Executive Search/eResourcing Business shall be treated as required to be filed by the HHGI Group and any payment made prior to the Spin-off date with respect to such Return shall be treated as having been made by the HHGI Group.

          (b) Prior Years. Except as otherwise provided in Section 3(d)-(g), for all Taxable periods of TMP Consolidated Group, for which a Return has been filed on the date of the Spin-off, during which the Tax Asset of the HHGI Group or TMP Group, as appropriate, was included in a Return of such Consolidated Group and the Tax Asset resulted in a reduction of Taxes, neither the HHGI Group nor the TMP Group, as appropriate, is obligated to pay the HHGI Group or the TMP Group, as appropriate, for the Tax Benefit of the use of the Tax Asset in such Return.

          (c) 2002 and 2003 Short Year. Except as otherwise provided in Section 3(d)-(g), for the calendar year 2002 and the 2003 Short Year of the TMP Consolidated Group, for which a Return will be filed subsequent to the date of the Spin-off, during which the Tax Asset of the HHGI Group or the TMP Group, as applicable, may be included in a Return of such Consolidated Group and the Tax Asset will result in a reduction of Taxes, neither the HHGI Group or the TMP Group, as applicable, will be obligated to pay the HHGI Group or the TMP Group, as applicable, for the Tax benefit of the use of the Tax Asset in such Return.

          (d) Final Determination. If the Final Determination of the TMP Tax Liability with respect to any Consolidated Group reflects a Tax Asset that was not used to reduce the Tax liability of the TMP Group, but may under applicable law be used to reduce the Tax liability of the HHGI Group for any Tax period, HHGI shall pay to TMP the actual Tax saving produced by such Tax Asset within 30 days after such Tax saving is claimed on a Return, and the future Returns of the HHGI Group shall be adjusted to reflect such use. The amount of any such Tax saving for any Tax period shall be the

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     amount of the reduction in Taxes payable to a Taxing Authority (or the increase in any Tax refund) with respect to such period as compared to the Taxes that would have been payable to a Taxing Authority (or the Tax refund that would have been received) by the Consolidated Group with respect to such period in the absence of such Tax Asset.

          (e)  Carrybacks and Certain Other Matters.

               (i) HHGI and each member of the HHGI Group agrees not to carry back any Tax Asset of the HHGI Group from a Post-Spin-off Period without the advance written consent of TMP. If TMP consents to such carryback, TMP shall not be obligated to pay to HHGI or any member of the HHGI Group the Tax Benefit received by TMP Consolidated Group from the use in any Pre-Spin-Off Period of a carryback of any Tax Asset of HHGI Group from a Post-Spin-Off Period.

               (ii) Notwithstanding the definitions of HHGI Tax Liability or TMP Tax Liability or any other provision in this Agreement, any loss recognized upon any sale to any member of the TMP Consolidated Group of any Executive Search Business or eResourcing Business from a Pre-Spin-Off Period, or any Tax Asset used in an Executive Search Business and/or eResourcing Business from a Pre-Spin-Off Period, shall be treated as a Tax Asset of the TMP Group.

               (iii) Notwithstanding the definitions of HHGI Tax Liability or TMP Tax Liability or any other provision in this Agreement, any Tax Asset or refund of Tax resulting from the matters relating to the UK Inland Revenue Thin Capitalization examination shall be treated as a Tax Asset of, or a refund of Tax attributable to, the TMP Group, respectively.

               (iv) Notwithstanding the definitions of HHGI Tax Liability or TMP Tax Liability or any other provision in this Agreement, any Tax Asset or refund of Tax resulting from the sale or transfer of the stock or assets of the European restructurings, in accordance with the Distribution and Ancillary Agreements, shall be treated as a Tax Asset of, or a refund of Tax attributable to, the TMP Group, respectively.

          (f)  Treatment of Adjustments and Payments.

               (i) Responsibility for Payment. Except as provided in paragraph (f)(ii)-(iv) or in Section 9, TMP shall be responsible for any payment due to any taxing authority as a result of an audit adjustment to any Income Tax Return which relates solely to a Pre-Spin-off Period. HHGI shall be responsible for any payment due to any taxing authority as a result of an adjustment to any Return of HHGI Group which relates solely to a Post-Spin-off period. In the case of any adjustment not covered in the preceding sentence, TMP Vice President-Tax shall determine the amount to be paid by each party in a manner consistent with the principles of this Agreement and with past practices.

               (ii) Timing Differences. To the extent that any audit adjustment of an Income Tax Return relating to a Pre-Spin-off period is attributable to timing differences attributable to the HHGI Group, HHGI shall pay to TMP an amount reflecting the timing differences. In the case of a Federal Return, or Foreign Return this amount shall be equal to the actual amount of the adjustment to TMP Consolidated Group Tax liability that is attributable to the timing differences, as determined by TMP Vice President-Tax. In the case of a Combined Income Tax Return or Separate Income Tax Return, the amount shall be equal to the difference between the tax actually due on the adjusted Return and the amount that would have been due on the adjusted Return had HHGI not been included as a member of TMP Consolidated Group, as determined by TMP Vice President-Tax.

               (iii) Except as provided in clause (iv) below, if any adjustment by reason of audit, amended return or otherwise is made with respect to a Return filed by a member of the TMP Group which would have increased the HHGI Tax Liability with respect to a Pre-Spin-off Period Return, then within 30 days after any member of the TMP Group makes a payment to a Taxing Authority or makes a deposit with a Taxing Authority to stop the running of interest with respect to such audit adjustment, the HHGI Group shall pay to the TMP Group the additional HHGI Tax Liability.

               (iv) Any refunds or credits of Tax (including a return of a deposit described in Section 3(f)(iii)) received by a member of the HHGI Group relating to a Pre-Spin-off Period, to the extent attributable to any Tax Asset of any member of the HHGI Group shall be paid by the HHGI Group to the TMP Group within 30 days of receipt; provided that no such payment shall be required to the extent such refund or credit is attributable to an adjustment for which payment in respect thereof has previously been made pursuant to Section 3(f)(iii) and PROVIDED FURTHER that, in determining the extent to which a refund is attributable to any Tax Asset of a member of the HHGI Group, if the portion of any such refund represents interest with respect to Taxes and the items or Tax attributes to which such interest relates are not readily identifiable, then the TMP Vice President-Tax shall in good faith determine the allocation of such interest among the items and Tax attributes of the members of the HHGI Group.

          (g) Deductions and Certain Taxes Related to Options. The TMP Group shall file Returns claiming (x) the Tax deductions attributable to the exercise of options to purchase stock of TMP which are held by employees or former employees of the HHGI Group and (y) any other similar compensation related Tax deductions. Accordingly, (i) the TMP Group shall be entitled to any such Tax deductions, (ii) the Returns of the TMP Group and the HHGI Group shall reflect the entitlement of the TMP Group to such deductions, and (iii) to the extent any such deductions are disallowed, the HHGI Group shall file amended Returns claiming such deductions and shall pay to the TMP Group an amount equal to the actual benefit received by the HHGI Group in respect of such deductions. If, at any time subsequent to a disallowance described in the immediately preceding clause (iii), the TMP Vice President-Tax determines that the HHGI Group shall claim all subsequent Tax deductions attributable to the exercise of options to purchase TMP stock which are held by employees or former employees of the

     HHGI Group, (i) the Returns of the TMP Group and the HHGI Group filed after such determination shall reflect such determination, (ii) not later than 3 days prior to the due date of any such Return, HHGI shall notify the TMP Vice President-Tax of the amount of Tax deductions it intends to claim on such Return with respect to such options or other compensation related Tax deductions, and (iii) the HHGI Group shall pay to the TMP Group an amount equal to the actual benefit received by the HHGI Group in respect of such deductions. For purposes of the immediately preceding clause (i), the TMP Vice President-Tax will have the right to determine the amount of such Tax deductions that will be claimed by the HHGI Group on any such Return. For purposes of each of the two immediately preceding clauses (iii), the actual benefit shall be considered equal to the excess of the amount of Tax that would have been payable to a Taxing Authority (or of the Tax refund that would have been receivable) by the HHGI Group in the absence of such deduction over the amount of Tax actually payable to a Taxing Authority (or of the Tax refund actually received) by the HHGI Group. Payment of the amount referred to in the first clause (iii) of this Section 3(g) shall be made within 30 days of the receipt by any member of the HHGI Group of any refund, credit or other offset attributable thereto from the relevant Taxing Authority. Payment of the amount referred to in the second clause
     (iii) of this section 3(g) shall be made not later than 3 days after the due date of the estimated Tax payment immediately following when any member of the HHGI Group becomes entitled to any refund, credit or other offset attributable to such deduction. HHGI agrees to act as TMP's pay agent for purposes of administering and accounting for TMP stock options held by employees or former employees of the HHGI Group. In addition, upon the exercise of any options to purchase stock of TMP which are held by employees or former employees of the HHGI Group, the HHGI Group (as agent for the TMP Group, where applicable) shall prepare and file all applicable Returns, withhold and remit any required withholding under federal, state, local or foreign income Tax law, and pay the applicable tax liability under the Federal Insurance Contributions Act, the Federal Unemployment Tax Act, any state employment Tax law or any equivalent or similar foreign statute in connection with such an event. To the extent a Taxing Authority determines that the TMP Group is liable for withholding Taxes or Taxes under the Federal Insurance Contributions Act, the Federal Unemployment Tax Act, any state employment Tax law or any equivalent or similar foreign statute in connection with the exercise of such an option, the HHGI Group shall pay to the TMP Group an amount equal to the Tax paid by the TMP Group as a result of such Tax liability within 30 days of demand thereof.


     4.   CERTAIN REPRESENTATIONS AND COVENANTS.

          (a) HHGI Representations. HHGI and each member of the HHGI Group represent that as of the date hereof, and covenants that on the Spin-off Date, there is no plan or intention (i) to liquidate, merge or consolidate HHGI or any member of the HHGI Group with any other Person subsequent to the Spin-off Date, (ii) to sell or otherwise dispose of any asset, or cease business operations in any Executive Search Business or eResourcing Business of HHGI, or any member of the HHGI Group, subsequent to the Spin-off Date, in a manner that would result in any increased Tax liability or reduction of any Tax Asset of the TMP Group or any member thereof or which would not be in the ordinary course of business, (iii) to take any action inconsistent with the information and representations furnished to any Taxing Authority, legal counsel or accounting firm in connection with the request for a ruling or comparable pronouncement by a Taxing Authority, or with the delivery of an opinion by such counsel or accounting firm, with respect to the Restructuring, regardless of whether such information or representations were included in the ruling or pronouncement issued by the Taxing Authority or the opinion delivered by such counsel or accounting firm, (iv) to take any action that contravenes any existing gain recognition agreement or other agreement with a Taxing Authority to which any member of the HHGI Group or the TMP Group is a party
     (v) to repurchase stock of HHGI in a manner contrary to the requirements of Revenue Procedure 96-30 or in a manner contrary to the representations furnished to any Taxing Authority, legal counsel or accounting firm in connection with the request for a ruling or comparable pronouncement by a Taxing Authority, or with the delivery of an opinion by such counsel or accounting firm, with respect to the Restructuring, or (vi) to enter into any negotiations, agreements, or arrangements with respect to transactions or events (including stock issuances, pursuant to the exercise of options or otherwise, option grants, capital contributions, or acquisitions, but not including the Spin-off) that may cause the Spin-off to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly HHGI stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code.

          (b) HHGI Covenants. HHGI covenants to TMP that, without the prior written consent of the TMP Vice President-Tax,

               (i) during the two-year period following the Spin-off Date, neither HHGI nor any member of the HHGI Group will liquidate, merge or consolidate with any other Person,

               (ii) during the two-year period following the Spin-off Date neither HHGI nor any member of the HHGI Group will sell, exchange, distribute or otherwise dispose of its assets or cease business operations in any Executive Search Business or eResourcing Business in a manner that would result in any increased Tax liability or reduction of any Tax Asset of the TMP Group or any member thereof or which would not be in the ordinary course of business,

               (iii) HHGI will not take any action that contravenes any existing gain recognition agreement or other agreement with a Taxing Authority to which any member of the HHGI Group or the TMP Group is a party,

               (iv) on or after the Spin-off Date, HHGI will not, nor will it permit any member of the HHGI Group to, make or change any accounting method, amend any Return or take any Tax position on any Return, take any other action, omit to take any action or enter into any transaction that results in any increased Tax liability or reduction of any Tax Asset of the TMP Group or any member thereof in respect of any Pre-Spin-off Period,

               (v) HHGI will not, nor will it permit any member of the HHGI Group to, take any action inconsistent with the information and representations furnished to any Taxing Authority, legal counsel or accounting firm in connection with a request for a ruling or comparable pronouncement by a Taxing Authority or with the delivery of an opinion by such counsel or accounting firm, with respect to the Restructuring, regardless of whether such information or representations were included in the ruling or pronouncement issued by such Taxing Authority or the opinion delivered by such counsel or accounting firm,

               (vi) HHGI will for a minimum of two years following the date of such distribution, continue the active conduct of the historic business relied upon to satisfy the requirements of Section 355(b) of the Code,

               (vii) HHGI will not repurchase stock of HHGI in a manner contrary to the requirements of Revenue Procedure 96-30 or in a manner contrary to the representations furnished to any Taxing Authority, legal counsel or accounting firm in connection with the request for a ruling or comparable pronouncement by a Taxing Authority, or with the delivery of an opinion by such counsel or accounting firm, with respect to the Restructuring,

               (viii) during the applicable period provided in Section 355(e)(2)(B) of the Code with respect to the Spin-off, HHGI will not enter into any transaction or make any change in equity structure (including stock issuances, pursuant to the exercise of options, option grants or otherwise, capital contributions, or acquisitions, but not including the Spin-off) that may cause the Spin-off to be treated as part of a plan pursuant to which one or more persons acquire directly or indirectly HHGI stock representing a "50-percent or greater interest" within the meaning of Section 355(d)(4) of the Code,

               (ix) HHGI will file federal consolidated returns with its subsidiaries for the Tax period immediately after the Spin-off Date.

          (c)  TMP Representations.

               (i) TMP represents as of the date hereof that on the date of the Spin-off, there is no plan or intention to take any action inconsistent with the information and representations furnished to the Internal Revenue Service in connection with the request for rulings under Section 355 and 368(a)(1)(D) of the Code.

               (ii) Except as otherwise disclosed in public documents, TMP and the members of the TMP Group represent as of the date hereof that on the Spin-off date, neither TMP or the TMP Group is aware of any present plan or intention by the current shareholders of TMP to sell, exchange, transfer by gift, or otherwise dispose of any of their stock in, or securities of, TMP.

     5.   INDEMNITIES.

          (a) HHGI Indemnity. HHGI and each member of the HHGI Group will jointly and severally indemnify TMP and the members of the TMP Group that were members of a Consolidated Group that included such HHGI Affiliate against and hold them harmless from:

               (i)   any Tax Liability of the HHGI Group;

               (ii) any liability or damage resulting from a breach by HHGI or any member of the HHGI Group of any representation or covenant made by HHGI herein;

               (iii) any Tax Liability attributable to the Restructuring that is attributable to any action of HHGI or any member of the HHGI Group, without regard to whether the TMP Vice President-Tax or any other TMP officer has consented to such action, including, but not limited to, any Taxes attributable to the failure of the Spin-off to qualify under
          Section 355 of the Code or attributable to the application of Sections 355(e) or 355(f) of the Code with respect to such Spin-off if (x) for any reason a member or members of the HHGI Group or a shareholder of such member or members is responsible for the Spin-off's failure to qualify under Section 355 or (y) the stock of HHGI is acquired by one or more persons, whether directly or indirectly, such that Section 355(e) causes such stock not to be treated as "qualified property" for purposes of Section 361(c)(2);

               (iv)  any Tax Liability resulting from the recapture, pursuant to
          Section 904(f) of the Code, of an overall foreign loss for a Pre-Spin-off Period to the extent that the TMP Vice President-Tax determines that such loss is attributable to operations of the Executive Search Business and/or eResourcing Business in a Pre-Spin-off Period;

               (v)   any Tax Liability resulting from the recapture, pursuant to
          Section 367(a)(3)(C) of the Code, of a branch loss for a Pre-Spin-off Period to the extent that the TMP Vice President-Tax determines that such loss is attributable to operations of the Executive Search Business and/or eResourcing Business in a Pre-Spin-off Period;

               (vi) any increase in any Tax Liability, or any reduction of any Tax Asset, of any member of the TMP Group resulting from a Final Determination of a Taxing Authority relating to the pricing of services provided by a member of the TMP Group to a member of the HHGI Group; and

               (vii) all liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i), (ii), (iii), (iv) (v) or (vi) including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage.

          (b) TMP Indemnity. TMP and each member of the TMP Group will jointly and severally indemnify HHGI and the members of the HHGI Group that were members of a Consolidated Group that included such TMP Affiliate against and hold them harmless from:

               (i) any Tax Liability of the TMP Group, other than any such liability described in Section 5(a);

               (ii) any Tax Liability resulting from the Restructuring, other than any such liabilities described in Section 5(a);

               (iii) any liability or damage resulting from a breach by TMP or any member of the TMP Group of any representation or covenant made by TMP herein;

               (iv) any increase in any Tax Liability, or any reduction of any Tax Asset, of any member of the HHGI Group resulting from a Final Determination of a Taxing Authority relating to the pricing of services provided by a member of the HHGI Group to a member of the TMP Group; and

               (v) all liabilities, costs, expenses (including, without limitation, reasonable expenses of investigation and attorneys' fees and expenses), losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any Tax liability or damage described in (i), (ii), or (iii), or
          (iv) including those incurred in the contest in good faith in appropriate proceedings relating to the imposition, assessment or assertion of any such Tax, liability or damage.

          If a member of the TMP Group ceases to be an Affiliate of any member of the TMP Group as a result of a sale of its stock to a third party (whether or not treated as a sale or exchange of stock for Tax purposes), such member of the TMP Group shall be released from its obligations under this Agreement upon such sale and neither TMP nor any member of the TMP Group shall have any obligation to indemnify HHGI or any member of the HHGI Group under Section 5(b) for any liability or damage attributable to actions taken by such Affiliate after such sale.

          (c) Discharge of Indemnity. HHGI, TMP and the members of the HHGI Group and TMP Group, respectively, shall discharge their obligations under Sections 5(a) and 5(b) hereof, respectively, by paying the relevant amount within 30 days of demand thereof. The TMP Group shall be entitled to make such a demand at any time after a member of the TMP Group makes a payment or deposit in respect of a Tax for which any member of the HHGI Group has an obligation under Section 5(a). The HHGI Group shall be entitled to make such a demand at any time after a Final Determination of an obligation of any member of the TMP Group under
     Section 5(b). Any such demand shall include a statement showing the amount due under Section 5(a) or 5(b), as the case may be. Calculation mechanics relating to items described in Section 5(a)(i) and 5(b)(i) are set forth in
     Section 2(c). Notwithstanding the foregoing, if either HHGI, TMP or any member of the HHGI Group or TMP Group disputes in good faith the fact or the amount of its obligation under Section 5(a) or Section 5(b), then no payment of the amount in dispute shall be required until any such good faith dispute is resolved in accordance with Section 16 hereof; PROVIDED, HOWEVER, that any amount not paid within 30 days of demand thereof shall bear interest as provided in Section 9.

          (d) Tax Benefits. If an indemnification obligation of any member of the TMP Group or any member of the HHGI Group, as the case may be, under this Section 5 arises in respect of an adjustment that makes allowable any deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") which would not, but for such adjustment, be allowable, then any payment by any member of the TMP Group or any member of the HHGI Group, respectively, pursuant to this Section 5 shall be an amount equal to (x) the amount otherwise due but for this subsection (d), minus (y) the present value of the product of the Tax Benefit multiplied (i) by the maximum applicable federal, foreign or state, as the case may be, corporate tax rate in effect at the time such Tax Benefit becomes allowable to a member of the HHGI Group or a member of the TMP Group (as the case may be) or (ii) in the case of a credit, by 100 percent. The present value of such product shall be determined by discounting such product from the time the Tax Benefit becomes allowable at a rate equal to Prime.

          (e) For purposes of this Section 5, in the case of Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Spin-off Date, the portion of such Tax related to the portion of such Tax period ending on the Spin-off Date shall (x) in the case of any Taxes other than Taxes based upon or related to income, sales, gross receipts, or wages, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on the Spin-off Date and the denominator of which is the number of days in the entire Tax period, and
     (y) in the case of any Tax based upon or related to income, sales, gross receipts, or wages, be deemed equal to the amount which would be payable if the relevant Tax period ended on the Spin-off Date.


     6. PERFORMANCE. TMP agrees and acknowledges that TMP shall be responsible for the performance of the obligations of each member of the TMP Group hereunder applicable to such member. HHGI agrees and acknowledges that HHGI shall be responsible for the performance by each member of the HHGI Group of the obligations hereunder applicable to such member.

     7.   COMMUNICATION AND COOPERATION.

          (a) Consult and Cooperate. HHGI and TMP shall consult and cooperate (and shall cause each member of the HHGI Group or the TMP Group, respectively, to cooperate) fully at such time and to the extent reasonably requested by the other party in connection with all matters subject to this Agreement. Such cooperation shall include, without limitation:

               (i) the retention and provision on reasonable request of any and all information including all books, records, documentation or other information pertaining to Tax matters relating to the TMP Group and the HHGI Group, any necessary explanations of information, and access to personnel, until one year after the expiration of the applicable statute of limitation (giving effect to any extension, waiver, or mitigation thereof);

               (ii) the execution of any document that may be necessary or helpful in connection with any required Return or in connection with any audit, proceeding, suit or action; and

               (iii) the use of the parties' best efforts to obtain any documentation from a governmental authority or a third party that may be necessary or helpful in connection with the foregoing.

          (b) Provide Information. TMP and HHGI shall keep each other fully informed with respect to any material development relating to the matters subject to this Agreement.

          (c) Tax Attribute Matters. TMP and HHGI shall promptly advise each other with respect to any proposed Tax adjustments relating to a Consolidated Group, which are the subject of an audit or investigation, or are the subject of any proceeding or litigation, and which may affect any Tax liability or any Tax attribute of TMP, HHGI, the TMP Group, the HHGI Group or any member of the HHGI Group or the TMP Group (including, but not limited to, basis in an asset or the amount of earnings and profits).


     8.   AUDITS AND CONTEST.

          (a) Notwithstanding anything in this Agreement to the contrary, TMP shall have full control over all matters relating to any Return or any Tax Proceeding relating to any Tax matters of at least one member of the TMP Group or any Tax liability resulting from the Restructuring. HHGI may, at its own expense, participate in any such Tax Proceeding. TMP Vice President
     - Tax shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.

          (b) The indemnified party agrees to give notice to the Indemnitor of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought hereunder within 30 days of such assertion or commencement, or such earlier time that would allow the Indemnitor to timely respond to such claim, suit, action or proceeding.

          (c) With respect to Returns relating to Taxes solely attributable to the HHGI Group, HHGI and the members of the HHGI Group shall have full control over all matters relating to any Tax Proceeding in connection therewith. HHGI and the members of the HHGI Group shall have absolute discretion with respect to any decisions to be made, or the nature of any action to be taken, with respect to any matter described in the preceding sentence.


     9. PAYMENTS. All payments to be made hereunder shall be made in immediately available funds. Except as otherwise provided, all payments required to be made pursuant to this Agreement will be due 30 days after the receipt of notice of such payment or, where no notice is required, 30 days after the fixing of liability or the resolution of a dispute. Payments shall be deemed made when received. All payments shall be increased to reflect any tax liability of the payee such that the payee receives in addition to such payments otherwise owed the After-Tax Amount of any such payment. Any payment that is not made by the TMP Group when due shall bear interest at LIBOR plus 25 basis points as quoted from time to time, for each day until paid. Any payment that is not made by the HHGI Group when due shall bear interest at LIBOR plus 25 basis points, as quoted from time to time, for each day until paid. If, pursuant to a Final Determination, any amount paid by TMP or the members of the TMP Group, pursuant to this Agreement results in any increased HHGI Tax liability or reduction of any Tax Asset of TMP or any member of the TMP Group, relating to a HHGI Tax Liability, then HHGI, shall indemnify TMP or the TMP Group and hold it harmless from any interest or penalty attributable to such increased Tax liability or the reduction of such Tax Asset and shall pay to TMP or the TMP Group, in addition to amounts otherwise owed, the After-Tax Amount. With respect to any payment required to be made under this Agreement, TMP Vice President - Tax has the right to designate, by written notice to HHGI, which member of the HHGI Group or the TMP Group, as the case may be, will make or receive such payment and in which currency such payment will be made. In addition, the remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any party at law or in equity.


     10. NOTICES. All notices and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be deemed given when received addressed as follows:

                     If to TMP or the TMP Group, to:

                     Patrick Harrington
                     Vice President - Tax
                     TMP Worldwide, Inc.
                     622 Third Avenue, 39th Floor
                     New York, New York 10017
                     Facsimile: (917) 256-8526

                     If to HHGI or the HHGI Group, to:

                     Hudson Highland Group, Inc.
                     622 Third Avenue, 38th Floor
                     New York, New York  10017
                     Facsimile: (917) 256-8403
                     Attention:  Jon F. Chait


At such time that HHGI hires a Vice President of Taxes, notices to HHGI or the HHGI Group shall be given to the Vice President of Taxes, or such successor position or title.


     11.  COSTS AND EXPENSES.

          (i) Except as expressly set forth in this Agreement, each party shall bear its own costs and expenses incurred pursuant to this Agreement. For purposes of this Agreement, costs and expenses shall include, but not be limited to, reasonable attorney fees, accountant fees and other related professional fees and disbursements. Notwithstanding anything to the contrary in this Agreement, the HHGI Group will be responsible for its allocable portion, as determined by the TMP Vice President - Tax, of (i) all costs and expenses attributable to filing any Return that reflects the income, assets or operations of the HHGI Group and (ii) all costs and expenses incurred by TMP in complying with the provisions of Section 7 of this Agreement.

          (ii) With respect to all Tax Proceedings, costs shall be allocated in good faith by the TMP Vice President - Tax. Each party hereto shall be liable for its allocable portion of such costs as provided in Section 5.


     12. EFFECTIVENESS; TERMINATION AND SURVIVAL. This Agreement shall become effective upon the closing of the Spin-off. All rights and obligations arising hereunder with respect to a Pre-Spin-off Tax Period shall survive until they are fully effectuated or performed and, provided, further, that notwithstanding anything in this Agreement to the contrary, this Agreement shall remain in effect and its provisions shall survive for one year after the full period of all applicable statutes of limitation or applicable foreign equivalent (giving effect to any extension, waiver or mitigation thereof) and, with respect to any claim hereunder initiated prior to the end of such period, until such claim has been satisfied or otherwise resolved.


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


     13. SECTION HEADINGS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.


     14.  ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

          (a) Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof.

          (b) Amendments and Waivers. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by TMP and HHGI, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.


     15. GOVERNING LAW AND INTERPRETATION. This Agreement shall be construed and enforced in accordance with the laws of the State of New York without giving effect to laws and principles relating to conflicts of law.


     16. DISPUTE RESOLUTION. If the parties hereto are unable to resolve any disagreement or dispute relating to this Agreement, including but not limited to whether a transaction is part of the Restructuring and whether a Tax liability is a TMP Tax Liability or a HHGI Tax Liability, such dispute shall be resolved in good faith by the TMP Vice President - Tax.


     17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.


     18. ASSIGNMENTS; THIRD PARTY BENEFICIARIES. Except as provided below, this Agreement shall be binding upon and shall inure only to the benefit of the parties hereto and their respective successors and assigns, by merger, acquisition of assets or otherwise (including but not limited to any successor of a party hereto succeeding to the Tax attributes of such party under applicable law). This Agreement is


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

not intended to benefit any person other than the parties hereto and such successors and assigns, and no such other person shall be a third party beneficiary hereof. If, during the period beginning on the Spin-off Date and ending upon the expiration of the survival period set forth in Section 12, any corporation becomes an Affiliate of any member of the HHGI Group, such Affiliate shall be bound by the terms of this Agreement and HHGI shall provide evidence to TMP of such Affiliate's agreement to be bound by the terms of this Agreement.


     19. SEVERABILITY. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid, illegal or unenforceable to any extent, the remainder of this Agreement or such provision or the application of such provision to such party or circumstances, other than those determined to be so invalid, illegal or unenforceable, shall remain in full force and effect to the fullest extent permitted by law and shall not be affected by such determination, unless such a construction would be unreasonable.


     20. SETOFF. If, at the time HHGI is required to make any payment to TMP under this Agreement, TMP owes HHGI any amount under this Agreement or any Ancillary Agreement (as such term is defined in the Distribution Agreement), then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if at the time TMP is required to make any payment to HHGI under this Agreement, HHGI owes TMP any amount under this Agreement or any Ancillary Agreement (as such term is defined in the Distribution Agreement), then such amounts shall be offset and the excess shall be paid by the party liable for such excess.


     21. FURTHER ASSURANCES. In addition to the actions specifically provided for elsewhere in this Agreement, TMP and HHGI shall use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective their obligations under this Agreement, including, but not limited to, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to carry out their obligations under this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents or approvals are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party, its Group or its Group's business.


     22. AUTHORIZATION, ETC. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and


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

perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party, and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision or law or of its charter or bylaws or any agreement, instrument or order binding on such party.


     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                                      TMP on its own behalf and on behalf of
                                      the members of the TMP Group.



                                      By:    /s/ Andrew J. McKelvey
                                             ----------------------------
                                      Name:  Andrew J. McKelvey
                                      Title: Chairman and CEO




                                      HHGI on its own behalf and on behalf of
                                      the members of the HHGI Group.



                                      By:    /s/ Jon F. Chait
                                             ----------------------------
                                      Name:  Jon F. Chait
                                      Title: Chairman, President and CEO



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